UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

BARNES & NOBLE EDUCATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 23, 2024

—AN URGENT MESSAGE TO OUR STOCKHOLDERS—

Dear Fellow Stockholder,

We recently sent to you proxy materials in connection with the special meeting of stockholders of Barnes & Noble Education, Inc., to be held on June 5, 2024. This meeting and your vote are vital to the ongoing survival of your Company.

Stockholders are being asked to approve certain proposals related to our recently announced Rights Offering and the proposed transactions related to the Purchase Agreement, as detailed in the proxy materials (the “Core Proposals”). The proposed transactions will enable the Company to substantially deleverage its balance sheet and to increase operating flexibility to pursue its strategy to grow the business profitably. If the Core Proposals are not approved, we expect that we will likely need to file for bankruptcy protection. Your vote is very important, no matter how many or how few shares you may own.

We urge you to cast your vote TODAY. To ensure that your vote is received in time, we encourage you to vote electronically--by telephone or via the Internet--by following the simple instructions on the enclosed proxy card. If you have received this letter by email, you may simply click the VOTE NOW button in the accompanying email.

Thank you for your support,

Mario R. Dell’Aera, Jr.

Chairman of the Board of Directors

TIME IS SHORT AND YOUR VOTE IMPORTANT!

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions or need assistance in voting

your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED,

TOLL-FREE at (877) 800-5185.